                                                                     Exhibit 5.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-10 (the "Registration Statement") of our Audit Report dated February 20, 2004, with respect to the consolidated statements of earnings (loss) and deficit and cash flows for the year ended December 31, 2003, included therein, and to the reference to us under the heading "Auditors" and "Documents Filed as Part of the Registration Statement" in the prospectus, which is part of this Registration Statement.


                                        /s/ Ernst & Young LLP


Toronto, Ontario                        Ernst & Young LLP
June 21, 2006                           Chartered Accountants